Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of April 17, 2018 (this “Third Amendment”), is among the following: (i) AstroNova, Inc., a Rhode Island corporation (the “U.S. Borrower” and the existing “Domestic Guarantor”); (ii) ANI APS, a Danish private liability company (the “Danish Borrower”); Trojan Label APS, a Danish private liability company (the “Foreign Guarantor”); and Bank of America, N.A. (the “Lender”). Capitalized terms used but not defined in this Third Amendment shall have the meanings assigned to such terms in the Credit Agreement (as defined below).

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of February 28, 2017 (the “Original Credit Agreement”), by and among the U.S. Borrower, the Danish Borrower, the Domestic Guarantor, the Foreign Guarantor and the Lender;

WHEREAS, the U.S. Borrower, the Danish Borrower, the Domestic Guarantor, the Foreign Guarantor and the Lender entered into a Consent under Credit Agreement dated as of May 1, 2017 (the “Consent”), a First Amendment to Credit Agreement dated as of September 28, 2017 (the “First Amendment”), and a Second Amendment to Credit Agreement dated as of November 30, 2017 (the “Second Amendment”; the Original Credit Agreement, as so amended or otherwise modified by the Consent, the First Amendment and the Second Amendment, the “Credit Agreement”);

WHEREAS, the U.S. Borrower, the Danish Borrower, the Domestic Guarantor, the Foreign Guarantor and the Lender wish to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises, agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.    Amendments to the Credit Agreement.

(a)    The following definition is hereby amended in Section 1.01 of the Credit Agreement to read in its entirety as follows:

“Excluded Property” means, with respect to any Loan Party, (a) any owned or leased real property, (b) unless requested by the Lender, any Intellectual Property for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (c) unless requested by Lender, any personal property (other than personal property described in clause (b) above) for which the attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code, (d) the Equity Interests of any Foreign Subsidiary of any Loan Party to the extent not required to be pledged to secure the Secured Obligations pursuant to the Collateral Documents, and (e) unless requested by Lender if an Event of Default has occurred and is continuing, the Equity Interests of any Immaterial Subsidiary.

(b)    The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

““Immaterial Subsidiary” means any Subsidiary of the U.S. Borrower as to which, as of any relevant date of determination, (a) the consolidated total assets of such Subsidiary do not exceed an amount equal to 5.0% of the consolidated total assets of the U.S. Borrower and its Subsidiaries as of the last day of the most recently ended fiscal quarter and (b) the revenues of such Subsidiary for such fiscal quarter do not exceed an amount equal to 5.0% of the consolidated revenues of the U.S. Borrower and its Subsidiaries for such quarter; provided that Immaterial Subsidiaries shall not account for, in the aggregate, (i) more than 10% of such consolidated total assets, or (ii) more than 10% of such consolidated revenues, each as described in the previous sentence.”

(c)    Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.13    Covenant to Guarantee Obligations.

The Loan Parties will cause each of their Subsidiaries whether newly formed, after acquired or otherwise existing to promptly (and in any event within thirty (30) days after such Subsidiary is formed or acquired (or such longer period of time as agreed to by the Lender in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement; provided, however, (i) no Subsidiary disclosed on the Schedules provided in connection with this Agreement and existing on the Closing Date other than those listed in the signature pages hereof under the heading “Foreign Guarantor” shall be required to become a Guarantor, (ii) no Subsidiary that is a CFC shall be required to become a Guarantor hereunder with respect to, or otherwise guarantee, any U.S. Obligations or as otherwise limited in Section 9.01(b) and (iii) no Immaterial Subsidiary shall be required to become a Guarantor. In connection therewith, the Loan Parties shall give notice to the Lender not less than ten (10) days prior to creating a Subsidiary (or such shorter period of time as agreed to by the Lender in its reasonable discretion), or acquiring the Equity Interests of any other Person. In connection with the foregoing, the Loan Parties shall deliver to the Lender, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.01(b) and (e) and 6.14 and such other documents or agreements as the Lender may reasonably request, including without limitation, updated Schedules 1.01(b), 5.10, 5.19(a), 5.19(b), 5.20(b), 5.20(c), 5.20(d)(i), 5.20(d)(ii), 5.20(e), 5.20(f), and 5.20(g).”

Section 2.    Conditions to Effectiveness.

This Third Amendment shall become effective on the first Business Day on which the following conditions are satisfied (the “Effective Date”):

(a)    the Lender’s receipt of the properly executed Third Amendment, which shall be an original or facsimile or electronic copy (followed promptly by an original) unless otherwise specified:

(b)    all reasonable out-of-pocket costs and expenses (including the reasonable fees, charges of a single counsel to the Lender) incurred in connection with the transactions contemplated hereby shall have been paid in full;

(c)    after giving effect to this Third Amendment, no Default or Event of Default shall exist;

Section 3.    Representations and Warranties. Each of the Loan Parties represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Third Amendment.

(b)    This Third Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Third Amendment.

(d)    After giving effect to this Third Amendment, the representations and warranties set forth in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date of this Third Amendment; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further, that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) without duplication of materiality qualifiers as of such date or such earlier date, as applicable.

(e)    After giving effect to this Third Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)    The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Lender, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

Section 4.    Acknowledgments and Affirmations of the Loan Parties. Each Loan Party hereby ratifies the Credit Agreement and expressly acknowledges the terms of this Third Amendment and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Third Amendment and the transactions contemplated hereby and thereby, and agrees it is bound by all terms of the Credit Agreement applicable to it and agrees to observe and fully perform its respective Obligations. (ii) its respective guarantee, if any, pursuant to Article IX of the Credit Agreement and (iii) in the case of the U.S. Borrower, its grant of Liens on the Collateral to secure its Secured Obligations pursuant to the Collateral Documents.

Section 5.    Other. This Third Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Third Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed (a) that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended by this Third Amendment and (b) that this Third Amendment is a Loan Document.

Section 6.    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE JURISDICTION, SERVICE OF PROCESS AND WAIVER OF JURY TRIAL PROVISIONS SET FORTH IN SECTIONS 10.13 AND 10.14 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS THIRD AMENDMENT AND SHALL APPLY MUTATIS MUTANDIS HERETO.

Section 7.    Severability. Any term or provision of this Third Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Third Amendment or affecting the validity or enforceability of any of the terms or provisions of this Third Amendment in any other jurisdiction. If any provision of this Third Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

Section 8.    Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Third Amendment by telecopy or e-mail (including in a “.pdf” format) shall be effective as delivery of a manually executed counterpart of this Third Amendment and shall be followed by such manually executed counterpart.

Section 9.    Further Assurances. The Loan Parties agree to promptly take such action, upon the request of Lender, as is necessary to carry out the intent of this Third Amendment.

Section 10.    No Actions, Claims, etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender or the Lender’s respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Existing Credit Agreement on or prior to the date hereof.

[Signature pages follow]

IN WITNESS WHEREOF the parties hereto have caused this Third Amendment to be duly executed under seal on the date first above written.

U.S. BORROWER
AND DOMESTIC GUARANTOR:	ASTRONOVA, INC.

	By:	/s/ David S. Smith
Name: David S. Smith
Title: Vice President and Chief Financial Officer

[Signature Page to Third Amendment]

DANISH BORROWER:	ANI APS

	By:	/s/ Gregory A. Woods
Name: Gregory A. Woods
Title: Chief Executive Officer and Chairman of the Board

[Signature Page to Third Amendment]

FOREIGN GUARANTOR:	TROJAN LABEL APS

	By:	/s/ Gregory A. Woods
Name: Gregory A. Woods
Title: Chairman of the Board

[Signature Page to Third Amendment]

LENDER:	BANK OF AMERICA, N.A., as Lender

	By:	/s/ Mourad Liousfi
Name: Mourad Liousfi
Title: Vice President

[Signature Page to Third Amendment]